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                                                                    Exhibit 10-2
                         REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of June 9, 1999 between GOLDEN STAR RESOURCES LTD., a corporation organized under the laws of Canada with its principal offices located at 1660 Lincoln Street, Denver, Colorado 80264 (the "Company"); and ELLIOTT ASSOCIATES, L.P., a Delaware limited partnership with an address at 712 Fifth Avenue, 36th Floor, New York, New York 10019 ("Elliott"), and WESTGATE INTERNATIONAL, L.P., an exempted company organized under the laws of the Cayman Islands with an address at c/o Midland Bank Trust Corporation (Cayman) Ltd., P.O. Box 1109, Mary Street, Grand Cayman, Cayman Islands ("Westgate"; Elliott and Westgate are hereinafter referred to each individually and collectively as "Lender").

                             W I T N E S S E T H:
                             - - - - - - - - - --


     Whereas, pursuant to that certain letter agreement dated May 5, 1999 from Elliott to the Company (the "Credit Facility Letter") and a letter agreement dated May 5, 1999 from the Company to Elliott (the "Premium Letter Agreement," and together with the Credit Facility Letter, the "Letters of Intent"), Elliott committed to lend (together with Westgate) the Company (or its designee) up to $12 million to finance the acquisition (the "Acquisition") of Bogoso Gold Limited, a mining company organized under the laws of the Republic of Ghana, by the Company and Anvil Mining NL, a company organized under the laws of Australia;

     Whereas, any such loan will be documented by a loan agreement ("Loan Agreement") to be entered into by Lender and the Company (or its designee) and other documents to be entered into in connection therewith;

     Whereas, pursuant to the Letters of Intent, the Company agreed to issue to Lender warrants ("Warrants") to purchase up to 3,000,000 common shares ("Common Shares") of the Company's common stock, no par value ("Common Stock"), in connection with the loan commitment; and

     Whereas, pursuant to the terms of, and in partial consideration for, Lender's agreement to enter into the Letters of Intent and the Loan Agreement, the Company has agreed to provide the Lender with certain registration rights with respect to the Common Shares and certain other rights and remedies with respect to the Warrants and Common Shares as set forth in this Agreement;

     Now, Therefore, in consideration of the foregoing premises and the mutual promises, representations, warranties, covenants and conditions set forth in the Letters of Intent and this Agreement and which may be entered into in the Loan Agreement, the Company and Lender agree as follows:

     1.  Certain Definitions. Capitalized terms used herein and not otherwise
         -------------------
defined shall have the meaning ascribed thereto in the Warrants or the Loan Agreement if entered into. As used in this Agreement, the following terms shall have the following respective meanings:
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     "Abandonment" shall mean the date on which (i) the Company requests the cancellation of the Letter of Credit or it is otherwise cancelled, or (ii) the Letter of Credit is otherwise drawn upon or the sellers under the Acquisition Agreement (as defined in the Credit Facility Letter) are entitled to draw down upon it.

     "Canadian Prospectus" shall have the meaning set forth in Section 2(a) herein.

     "Commission" or "SEC" shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency at the time administering the Securities Act.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

     "Exercise Price" shall have meaning set forth in the applicable Warrant for which such term is used.

     "Fair Market Value" shall have the meaning set forth in the Warrants.

     "Holder" and "Holders" shall include each Lender and any transferee of the Warrants or Common Shares or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

     "Letter of Credit" shall mean the $2 million letter of credit required to be furnished by the Company pursuant to the terms of the Acquisition Agreement in connection with the Acquisition.

     "Note" shall have the meaning set forth in the Loan Agreement, if entered into.

     "OSA" shall mean the Securities Act (Ontario), as amended.

     "OSC" shall mean the Ontario Securities Commission or any other agency at any time administering the OSA.

     "Registrable Securities" shall mean: (i) the Common Shares issuable or issued to each Holder or its permitted transferee or designee upon exercise of the Warrants, or upon any stock split, stock dividend, recapitalization or similar event with respect to such Common Shares; (ii) any securities issued or issuable to each Holder upon the conversion, exercise or exchange of any Warrants; and (iii) any other security of the Company issued as a dividend or other distribution with respect to or upon exchange for or in replacement for Registrable Securities. For clarification purposes, "Registrable Securities" includes without limitation the Common Shares to be issued upon exercise of the 1,500,000 Warrants issued to Lender on the date hereof and the Common Shares to be issued upon exercise of the up to 1,500,000 additional Warrants to be issued upon Closing of the Term Credit Facility under the Loan Agreement.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement, and the qualifying of the Registrable Securities for distribution under the OSA pursuant to a prospectus filed with the OSC, as the case may be.

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     "Registration Expenses" shall mean all expenses to be incurred by the
Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel to Holders (using one United States counsel and, to the extent necessary, one Canadian counsel, each selected by a majority in interest of the Holders) for a reasonable and customary "due diligence" examination of the Company and review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "Registration Statement" shall have the meaning set forth in Section 2(a) herein.

     "Securities Act" or "Act" shall mean the U.S. Securities Act of 1933, as amended.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included within "Registration Expenses."

     "Term Loan Amount" shall have the meaning ascribed to such term in the Loan Agreement, if any.

     2.  Registration Requirements. The Company shall effect the registration of
         -------------------------
the Registrable Securities (including without limitation the execution of an undertaking promptly to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and the OSA and appropriate compliance with applicable regulations issued under the Securities Act and the OSA) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in the province of Ontario and all other provinces and all U.S. states reasonably requested by the Holder, which registration shall include the following:

         (a)  The Company shall, as expeditiously as possible:

              (i) But in any event by the date which is the earlier of (i) 90 days after the completion or abandonment of the Acquisition or (ii) October 31, 1999, use its reasonable best efforts to prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities ("Registration Statement") and prepare and file any documents necessary to cause the qualification of the Registrable Securities under the securities laws of the province of Ontario and such other provinces as may be reasonably requested by Lender (collectively, "Canadian Securities Law"). If a Canadian prospectus is not required for resales in Canada, as evidenced by a written opinion of reputable Canadian counsel reasonably acceptable to each Holder, no such prospectus need be qualified. Such Registration Statement shall, in

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         addition and without limitation, register (pursuant to Rule 416 under the Securities Act, or otherwise) such additional indeterminate number of Registrable Securities as shall be necessary to permit the exercise in full of the Warrants and the issuance of additional shares of Common Stock to Holders necessitated by the various exercise price adjustment and reset provisions of the Warrants. Thereafter, the Company shall cause such Registration Statement and other filings to be declared effective, and shall obtain a receipt for a final prospectus, if required (the "Canadian Prospectus"), qualifying the distribution of the Common Shares in Ontario, each as soon as reasonably possible, and in any event prior to the date ("Registration Commencement Date") which is the earlier of (i) the date that the Company registers any of its Common Stock under the Securities Act by registration on any form other than Form S-8 and such registration is declared effective, provided that if such other form is a Form S-4 and the Company files a Registration Statement covering the Registrable Securities within fifteen (15) days after filing such Form S-4, then such date under this clause (i) shall be the earliest possible date that the Company, using its reasonable best efforts, could reasonably cause such Registration Statement to become effective after the effectiveness of such Form S-4,
         (ii) 180 days following the date of completion or Abandonment of the Acquisition, or (iii) January 31, 2000. The Company shall provide Holders and their legal counsel a reasonable opportunity to review any such Registration Statement or amendment or supplement thereto, and the Canadian Prospectus and any other filings required in Canada, prior to filing.

               (ii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement, and prepare and file with the OSC such amendments and supplements to the Canadian Prospectus, if any, as may be necessary to comply with the provisions of the Act and the OSA with respect to the disposition of all securities covered by such Registration Statement and, if any, the Canadian Prospectus and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements thereto, and the qualification of such Canadian Prospectus and any amendments or supplements thereto.

               (iii) Furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Act and the OSA, copies of the Registration Statement and, if any, the Canadian Prospectus, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

               (iv) Register and qualify the securities covered by such Registration Statement under such other securities or "Blue Sky" laws or

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          Canadian Securities Law of such U.S. and Canadian jurisdictions as shall be reasonably requested by each Holder; provided that the
                                                        --------
          Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states, provinces or jurisdictions.

               (v) Notify each Holder immediately of the happening of any event as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement and any preliminary prospectus or Canadian Prospectus, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its reasonable best efforts to promptly update and/or correct such prospectus.

               (vi) Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency or the OSC of any stop order suspending the effectiveness of the Registration Statement or any prospectus or ceasing trading of any securities of the Company or the initiation of any proceedings for that purpose. The Company shall use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

               (vii) Permit each Holder's counsel to review the Registration Statement, the preliminary prospectus filed with the OSC, the Canadian Prospectus, if any, and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which any such counsel reasonably objects.

               (viii) Cause the Registrable Securities covered by such Registration Statement to be listed on each principal national and international securities exchange and market on which the Company now lists or may in the future list its Common Stock, and prepare and file any required filings with each of such exchanges and markets, for the entire Registration Period (as defined in Section 5 below). The Company shall cause the Registrable Securities and the Common Stock to be listed and remain listed on at least one of AMEX, the New York Stock Exchange or NASDAQ (NMS or Small-Cap) at all times during the Registration Period.

               (ix) Take all steps necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or any successor thereto) under the Act.

          (b) Set forth below in this Section 2(b) are (I) events that may arise that the Lender considers will interfere with the full enjoyment of their rights under the Warrants, the Loan Agreement (if entered into) and this Agreement (the "Interfering Events"), and (II) certain remedies applicable in each of these events.

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               Paragraphs (i) through (iv) of this Section 2(b), together with paragraph (vii) of this Section 2(b), describe the Interfering Events and provide a remedy in the form of cash payments to each Holder if an Interfering Event occurs.

               Paragraph (v) provides, inter alia, that if cash payments required as the remedy in the case of any of the Interfering Events are not paid when due or if one or more Interfering Events continue in the aggregate for at least six (6) months, the Company may be required by any Holder to redeem outstanding Warrants and/or Common Shares at a specified price.

               Paragraph (vi) provides, inter alia, that Lender has the right to specific performance.

               The preceding paragraphs in this Section 2(b) are meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this Section 2(b).

               (i)  Delay in Effectiveness of Registration Statement.  The
                    ------------------------------------------------
          Company agrees that it shall file the Registration Statement with the
          SEC, and the preliminary prospectus (if required) in Ontario, as set forth in Section 2(a)(i) above, and shall cause such Registration Statement to become effective as soon as reasonably possible and in any event by the Registration Commencement Date. The Company agrees to cause a receipt to be obtained for any such Canadian Prospectus as soon as reasonably possible after the filing of the preliminary prospectus and in any event by the Registration Commencement Date. In the event that such Registration Statement has not been declared effective by the Registration Commencement Date, or (if applicable) the receipt for the Canadian Prospectus has not been obtained by the Registration Commencement Date (each a "Registration Default"), then the Company shall pay each Holder 3% of the Fair Market Value (as defined in the Warrant) of the Common Shares to be registered (subject to reduction under Section 2(b)(vii) below, the "Monthly Default Payment") for each 30 day period or portion thereof that such Registration Default is continuing. At the election of each Holder as made from time to time, the Company shall pay the Monthly Default Payment (regardless of the subsection of this Section 2(b) under which such Monthly Default Payment is payable) either (a) in cash or (b) by adding such amount to the Term Loan Amount due such Holder under the Loan Agreement (if entered into).

               (ii) No Listing of Common Stock. In the event that the Company,
                    --------------------------
          at any time during the Listing Period (as defined below), fails, refuses or for any reason is unable to cause the Registrable Securities covered by the Registration Statement to be listed (A) with at least one of AMEX, the New York Stock Exchange or NASDAQ (NMS or Small-Cap) and (B) with each principal national and international securities exchange and market on which the Company then lists its Common Stock, then the Company shall pay to each Holder a Monthly Default Payment for each 30-day period (or portion thereof) during the Listing Period that the Registrable Securities are not so

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

          listed. The "Listing Period" shall mean the period beginning on the earlier of the effectiveness of the Registration Statement or the Registration Commencement Date and ending on the date that the Registration Period ends (as defined in Section 5 below). For clarification purposes only and without affecting clause (A) above in any way, clause (B) above does not require the Company to cause the Registrable Securities to be listed on an exchange or market on which the Company no longer lists its Common Stock.

               (iii)  Blackout Periods.
                      ----------------

                      (A) In the event any Holder's ability to sell Registrable Securities under the Registration Statement, or pursuant to the Canadian Prospectus (if any), is suspended (i) for more than thirty (30) consecutive days, (ii) for more than sixty (60) days (whether or not consecutive) in any twelve (12) month period, or
                           (iii) on more than two (2) occasions in any twelve
                           (12) month period ("Suspension Grace Period"), including without limitation by reason of a suspension of trading of the Common Stock on AMEX or the TSE, any suspension or stop order with respect to the Registration Statement or the Canadian Prospectus, or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement or the Canadian Prospectus (including any supplements thereto) then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, then the Company shall pay to each Holder a Monthly Default Payment on the Warrants and Common Shares held by such Holder for each 30-day period (or portion thereof) from and after the expiration of the Suspension Grace Period.

                      (B) If after the Registration Commencement Date any event shall occur that in the judgment of the Company is required to be set forth in the Registration Statement or the prospectus included therein or in the Canadian Prospectus (if any) (in each case as then amended or supplemented), or should be set forth therein in order to make the

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

                           statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Registration Statement or such prospectus or the Canadian prospectus or to file under the Exchange Act or equivalent Canadian Securities Law any document which, upon filing, will be incorporated by reference therein in order to comply with the Securities Act, the Exchange Act or equivalent Canadian Securities Law or the rules and regulations thereunder, the Company will (subject to the following sentence) immediately notify each Holder in writing of such event or requirement (a "Notice of Amendment") and within three (3) business days after such event prepare and file with the SEC and/or OSC, as applicable, an appropriate supplement or amendment thereto or document to be incorporated therein by reference and furnish copies thereof, together with a written notice of such amendment or supplement or document to be incorporated therein by reference (a "Notice of Correction"), to each Holder. If, in the good faith and reasonable judgment of the Company, disclosure of any such event would be materially harmful or unduly burdensome to the Company or its business, the Company shall furnish to each Holder a notice of suspension to such effect and shall be entitled to defer the preparation and delivery of any such supplement, amendment and/or notice of correction for a period not to exceed the Suspension Grace Period (and such deferment shall count towards the Suspension Grace Period). Nothing contained in this paragraph 2(b)(iii)(B) shall in any way affect the Monthly Default Payment due each Holder pursuant to paragraph 2(b)(iii)(A) above.

               (iv) Exercise Deficiency. In the event that the Company does not
                    -------------------
          have a sufficient number of Common Shares available to satisfy the Company's obligations to any Holder upon receipt of an Exercise Form (as defined in the Warrant) or is otherwise unable or unwilling to issue such Common Shares (including without limitation by reason of any limits promulgated by AMEX, TSE or other exchange or governmental or regulatory) in accordance with the terms of the Warrants for any reason after receipt of an Exercise Form ("Exercise Deficiency"), then the Company shall pay to each Holder a Monthly Default Payment on the Warrants and

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          Common Shares held by such Holder for each 30-day period (or portion thereof) that the Company fails or refuses to issue Common Shares in accordance with the Warrant terms.

               (v)  Liquidated Damages; Premium Price Redemption for Payment
                    --------------------------------------------------------
          Defaults.
          --------

                    (A) The Company acknowledges that any failure, refusal or inability by the Company described in the foregoing paragraphs (i) through (iv) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree that it is appropriate to include in this Agreement the foregoing provisions for default payments and the provisions set forth in Section 2(b)(v)(C) below for mandatory redemption in order to compensate the Holders for such damages. The parties acknowledge and agree that the default payments and mandatory redemption set forth herein represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such default payments and mandatory redemption are reasonable and will not constitute a penalty.

                    (B) Each default payment provided for in the foregoing paragraphs (i) through (iv) shall be in addition to each other default payment; provided, however, that in no event shall the Company be obligated to pay to any Holder default payments in an aggregate amount greater than the Monthly Default Payment applicable to the Warrants and Common Shares held by such Holder for any 30-day period (or portion thereof). All default payments (which payments shall be pro rated on a per diem basis for any period of less than 30 days) required to be made in connection with the above provisions shall be paid in cash, or added to the Term Loan Amount under the Loan Agreement (if entered into), at the election of each Holder, at any time upon demand, and if a demand is not made, by the tenth
                         (10th) day of each calendar month for each partial or full

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                         30-day period occurring prior to that date. Until paid
                         as required in this Agreement, any and all default payments shall be deemed added to, and made a part of, the Term Loan Amount under the Loan Agreement (if entered into), and shall accrue interest at the rate set forth therein. In the event of any additions hereunder to the Term Loan Amount, the Company shall execute any and all documents reasonably requested by Lender in connection therewith, including without limitation a replacement Note or additional Note evidencing such new Term Loan Amount.

                    (C) In the event that (i) during any continuous period for which Monthly Default Payments are accruing, the Company fails or refuses to pay, on more than one occasion, any default payment following any applicable 30-day period in the manner elected by any Holder within five (5) days after the due date or (ii) the Company becomes obligated to make Monthly Default Payments (whether or not paid) for a period of at least six (6) months (whether or not consecutive), then at such Holder's request and option the Company shall purchase all or a portion of the Warrants and Common Shares held by such Holder (with default payments accruing through the date of such purchase), within three (3) business days after such request, at a price in immediately available funds (the "Premium Redemption Price") equal to (A) as to unexercised Warrants, the greater of the Exercise Price (as adjusted or reset) for each Warrant being redeemed or 1.5 times (i.e., 150% of) the product of (x) the excess of the Fair Market Value of a share of Common Stock over such Exercise Price, multiplied by (y) the number of Common Shares for which the Warrants being redeemed could be exercised (notwithstanding any Exercise Deficiency), and (B) as to Common Shares actually held, 1.5 times the product of (x) the number of Common Shares so to be redeemed pursuant to this paragraph, and (y) the Fair Market Value of each such Common Share as of the date of delivery of the notice of redemption. Payment of such amount shall be due and payable within three (3) business days of demand therefor, which demand (for

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

                         payment and redemption) shall be revocable by the Holder at any time after such due date and prior to its actual receipt of the full Premium Redemption Price.

               (vi)   Cumulative Remedies.  The default payments and mandatory
                      -------------------
          redemption provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Warrants, the Letters of Intent, the Loan Agreement, this Agreement or any other documents or instruments related hereto or thereto, including without limitation the right to specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder.

               (vii)  Monthly Default Payment Reduction.  Notwithstanding
                      ---------------------------------
          anything contained herein, in the event any Interfering Event results solely from the Company's failure to cause or maintain the qualification for distribution of Registrable Securities under the OSA or from the de-listing of Registrable Securities on the TSE (but not a failure of registration under U.S. law or a de-listing by AMEX or other U.S. market), then the Monthly Default Payment amount shall be computed based upon one percent (1%) of the applicable figure instead of three percent (3%).

          (c) If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise the Company. Any such underwriting may only be administered by investment bankers reasonably satisfactory to the Company. The Company shall only be obligated to permit one underwritten offering, which offering shall be determined by a majority-in-interest of the Holders. The Company shall enter into such customary agreements for secondary offerings (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions reasonably requested by the Holders in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.

          (d) The Company shall make available for inspection by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to a Registration Statement or the Canadian Prospectus, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders' due diligence examination of the Company and review of any Registration Statement or any prospectus filed with the OSC, all SEC Filings (as defined in the Loan Agreement) and the equivalent filings under the OSA filed subsequent to the Registration Commencement Date, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement or prospectus, provided that such parties agree to keep such information confidential.

          (e) Subject to Section 2(b) above, the Company may suspend the use of any prospectus used in connection with the Registration Statement or the Canadian Prospectus only in

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the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission or OSC. The Company will use its reasonable best efforts to cause such suspension to terminate at the earliest possible date.

          (f) The Company shall file a Registration Statement and (if required by Canadian Securities Law to provide Holders with free tradeability in Canada) qualify a Canadian Prospectus with respect to any shares newly authorized and/or reserved for exercise of the Warrants within five (5) business days after any shareholders or board of directors meeting authorizing same and shall use its best efforts to cause such Registration Statement to become effective, and receive a receipt for the Canadian Prospectus (if any), within sixty (60) days after such shareholders or board of directors meeting. If the Holders become entitled, pursuant to an event described in clause (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement and/or Canadian Prospectus, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement and/or Canadian Prospectus, as applicable, with respect to such newly Registrable Securities. The Company shall use its reasonable best efforts to (i) promptly cause any such additional Registration Statement and/or Canadian Prospectus, when filed, to become effective, and a receipt to be obtained from the OSC, respectively, and (ii) keep such additional Registration Statement and/or Canadian Prospectus, effective during the period described in
Section 5 below. All of the registration rights and remedies under this Agreement shall apply to the registration and qualification of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for default payments contained herein.

     3.   Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

     4.   Registration on Form S-3.  The Company shall use its reasonable best
          ------------------------
efforts to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, the Company shall use such form as it is eligible to use under the Securities Act.

     5.   Registration Period.  In the case of every registration and
          -------------------
qualification effected by the Company pursuant to this Agreement, the Company will keep such registration effective until the earlier of (a) the fourth anniversary of the issue of the last issuable Warrants under the Letters of Intent, and (b) the date upon which all Common Shares issuable upon exercise of all Warrants have been sold ("Registration Period").

     6.   Indemnification.
          ---------------

          (a) The Company Indemnity. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the

Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or the OSA or any other Canadian Securities Law, or, in any case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

          (b) Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered thereby, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or similar document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

          (c) Procedure. Each party entitled to indemnification under this Article (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.


     7.   Contribution.  If the indemnification provided for in Section 6
          ------------
herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

          In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

          The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8.   Survival.  The indemnity and contribution agreements contained in
          --------
Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(d)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Loan Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

     9.   Information by Holders.  Each Holder shall furnish to the Company such
          ----------------------
information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Holder shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder.

     10.  Replacement Certificates.  The certificate(s) representing the Common
          ------------------------
Shares held by either Lender (or then Holder) may be exchanged by such Lender (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Shares, as reasonably requested by such Lender (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

     11.  Transfer or Assignment.  Except as otherwise provided herein, this
          ----------------------
Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Lender by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Warrants or Common Shares, and all other rights granted to Lender by the Company hereunder may be transferred or assigned to any transferee or assignee of any Warrants or Common Shares; provided in each case that the Company must be given written notice by such Lender at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned.

     12.  Reports under Securities Exchange Act of 1934.  With a view to making
          ---------------------------------------------
available to the Holders the benefits of Rule 144 promulgated under the Securities Act ("Rule 144"), the Company agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) Furnish to each Holder so long as such Holder owns, or has the right to obtain upon exercise of the Warrants, Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with all the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities without registration.

     13.  Miscellaneous.
          -------------

          (a) Remedies. The Company and Lender acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b) Jurisdiction. The company and each lender (i) hereby irrevocably submits to the exclusive jurisdiction of the united states district court, the new york state courts and other courts of the united states sitting in new york county, new york for the purposes of any suit, action or proceeding arising out of or relating to this agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. the company and each lender consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

          (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

          to the Company:

               Golden Star Resources Ltd.
               1660 Lincoln Street
               Denver, Colorado  80264
               Facsimile:  (303) 830-9094
               Attention:  Louis Peloquin, Esq.

          with copies to:

               Paul Weiss Rifkind Wharton & Garrison
               1285 Avenue of Americas
               New York, New York 10019
               Facsimile:  (212) 757-3990
               Attention:  Edwin S. Maynard, Esq.

               and

               Koffman Kalef
               885 West Georgia Street
               Vancouver, British Columbia
               Canada V6C 3H4
               Facsimile:  (604) 891-3788
               Attention:  Bernard Poznanski

          to Lenders:

               Elliott Associates, L.P.
               712 Fifth Avenue
               36th Floor
               New York, New York 10019
               Attn:  Sam Perlman

               Westgate International, L.P.
               c/o Midland Bank Trust Corporation (Cayman) Ltd.
               P.O. Box 1109
               Mary Street
               Grand Cayman, Cayman Islands
               Attn:  Greg Taylor

               with copies to:

               Kleinberg, Kaplan, Wolff & Cohen, P.C.
               551 Fifth Avenue
               New York, New York  10176
               Facsimile:  (212) 986-8866
               Attention:  Martin D. Sklar, Esq.

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

          (d) Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

          (e) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Lender contained herein shall survive the Acquisition, if it occurs, and the Closing under the Loan Agreement, if it occurs.

          (f) Execution; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart. This Agreement shall become effective upon the execution hereof by the Company and each Lender and shall become enforceable against the Borrower (to be defined in the Loan Agreement) upon execution hereof by the Borrower.

          (g) Entire Agreement. This Agreement, together with the Loan Agreement, the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

          (h) Governing Law; Consent of Jurisdiction. This agreement and the validity and performance of the terms hereof shall be governed by and construed and enforced in accordance with the internal laws of the state of new york applicable to contracts executed and to be performed entirely in such state.

          (i) Severability. The parties acknowledge and agree that the representations, warranties, covenants and agreements of each Lender hereunder are several and not joint, that neither Lender shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of the other Lender, and that any rights granted to "Lender" hereunder shall be enforceable by each Lender hereunder.

          (j) Jury Trial. Each party hereto waives the right to a trial by jury.

          (k) Further Assurances. Each of the Company and each Lender shall do and perform all such further acts and things and execute and deliver all such other certificates, documents and instruments as the Company or such Lender may, at any time and from time to time, reasonably request in connection with the performance of any of the terms of this Agreement.

          (l) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                          [ Signature page follows ]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                         GOLDEN STAR RESOURCES LTD.



                         By:   /s/ Gordon Bell
                               ---------------
                               Vice President and Chief Financial Officer



                         ELLIOTT ASSOCIATES, L.P.



                         By:  /s/ Paul E. Singer
                              ------------------
                              General Partner


                         WESTGATE INTERNATIONAL, L.P.

                         By:  Martley International, Inc., as Attorney-in-fact



                         By:  /s/ Paul E. Singer
                              ------------------
                              President


ACCEPTED AND AGREED TO:


[BORROWER]



By:__________________________
Name:
Title: